UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2019

WYTEC INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-215496	46-0720717
(Commission File Number)	(I.R.S. Employer Identification No.)

19206 Huebner Road, Suite 202, San Antonio, Texas 78258

(Address of principal executive offices) (Zip Code)

(210) 233-8980

(Registrant’s telephone number, including area code)

__________________________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company /_/

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. /_/

SECTION 3. SECURITIES AND TRADING MARKETS

Item 3.03. Material Modification to Rights of Security Holders

On June 20, 2019, the Board of Directors of Wytec International, Inc., a Nevada corporation (the “Company”), authorized (a) the modification of the expiration date (extended to a new expiration date of July 31, 2019) of the issued and outstanding warrants (collectively, the “Spin-Off Warrants”) originally distributed among the shareholders of Competitive Companies, Inc. (“CCI”) in the spin-off of the Company from CCI, and (b) the modification of the expiration date (extended to a new expiration date of July 31, 2019) of the issued and outstanding warrants issued to certain shareholders of the Company who were issued warrants as consideration for the early conversion of their Series A Convertible Preferred Stock (the “Early Conversion Warrants”). The modification was made in order to give the holders of Spin-Off Warrants and Early Conversion Warrants an additional 31 days to exercise the Spin-Off Warrants and the Early Conversion Warrants, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WYTEC INTERNATIONAL, INC.

(Registrant)

Date: June 28, 2019

/s/ William H. Gray

William H. Gray, Chief Executive Officer